Exhibit 3

AMENDED AND RESTATED JOINT FIDELITY BOND AGREEMENT

WHEREAS, Columbia Funds Series Trust (“CFST”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (“1940 Act”), currently consisting of 49 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Columbia Funds Variable Insurance Trust I (“CFVIT I”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 6 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Columbia Funds Master Investment Trust, LLC (“CFMIT”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 6 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Banc of America Funds Trust (“BAFT”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 8 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Columbia Funds Series Trust I (“CFST I”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 39 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Columbia Funds Variable Insurance Trust (“CFVIT”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 11 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Columbia Funds Institutional Trust (“CFIT”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 18 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Excelsior Funds Trust (“EFT”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 5 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Excelsior Funds, Inc. (“EFI”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 15

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investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, Excelsior Tax-Exempt Funds, Inc. (“ETFI”) is an open-end management investment company registered as such under the 1940 Act, currently consisting of 7 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios;

WHEREAS, BACAP Alternative Multi-Strategy Fund, LLC (“BAMS”) is a closed-end management investment company registered as such under the 1940 Act;

WHEREAS, Columbia Management Multi-Strategy Hedge Fund, LLC (“CMMSHF”) is a closed-end management investment company registered as such under the 1940 Act;

WHEREAS, Columbia Management Advisors, LLC (“CMA”) is an investment adviser registered as such under the Investment Advisers Act of 1940 (the “Advisers Act”);

WHEREAS, Columbia Management Distributors, Inc. (“CMDI”) is a broker-dealer registered as such under the Securities Exchange Act of 1934;

WHEREAS, Columbia Management Services, Inc. (“CMSI”) is a transfer agent registered as such under the Securities Exchange Act of 1934;

WHEREAS, Banc of America Investment Advisors, Inc. (“BAIA”) is an investment adviser registered as such under the Advisers Act;

WHEREAS, CFST, CFVIT I, CFMIT, BAFT, CFST I, CFVIT, CFIT, EFT, EFI, ETFI, BAMS and CMMSHF are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act;

WHEREAS, Rule 17g-1(b) provides that the fidelity bond may be in the form of a joint insured bond covering each of the parties hereto;

WHEREAS, the Directors or Trustees of CFST, CFVIT I, CFMIT, BAFT, CFST I, CFVIT, CFIT, EFT, EFI, ETFI, BAMS and CMMSHF, including a majority of such Directors or Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of CFST, CFVIT I, CFMIT, BAFT, CFST I, CFVIT, CFIT, EFT, EFI, ETFI, BAMS or CMMSHF, as applicable, have made the determinations required by Rule 17g-1, including those provisions specifically applicable to a joint insured bond;

WHEREAS, CMA, CMDI, CMSI, BAIA, CFST, CFVIT I, CFMIT, BAFT, CFST I, CFVIT, CFIT, BAMS and CMMSHF have each paid a pro rata portion of the premiums for the joint insured bond pursuant to the Joint Fidelity Bond Agreement dated as of October 31, 2006;

WHEREAS, the parties other than EFT, EFI and ETFI have previously entered into a Joint Fidelity Bond Agreement dated as of October 31, 2006; and

WHEREAS, the parties wish to add EFT, EFI and ETFI as parties to such Joint Fidelity Bond Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. In the event recovery is received under the joint insured bond as a result of a loss sustained by two or more of the insured parties, the proceeds of the joint insured bond shall be allocated among the insured parties having sustained losses in proportion to, and, in any event, at least equal to, the amount which each such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

2. The parties hereby agree that any newly-formed investment company advised by CMA or BAIA may become an insured under the joint insured bond and a party to this Agreement by executing this Agreement and by paying its share of additional premiums, if any, resulting from adding it to the joint insured bond.

3. This Agreement covers the joint insured bond for the period ending October 31, 2007.

4. This Agreement amends, restates and supersedes the Joint Fidelity Bond Agreement dated as of October 31, 2006.

On behalf of each party that is organized as a Massachusetts business trust or a series thereof, notice is hereby given that a copy of the Agreement and Declaration of Trust of such party is on file with the Secretary of State of The Commonwealth of Massachusetts, and that this Agreement is executed by an officer of such party, as an officer and not individually, on behalf of the trustees of such party, as trustees and not individually, and that the obligations of this Agreement with respect to a series of such party shall be binding upon the assets and properties of such series only and shall not be binding upon any of the Trustees, officers, employees, agents or shareholders of such party or such party individually or on the assets and properties of any other series of such party.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

Dated: As of July 1, 2007

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

BANC OF AMERICA FUNDS TRUST

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

COLUMBIA FUNDS INSTITUTIONAL TRUST

EXCELSIOR FUNDS TRUST

EXCELSIOR FUNDS, INC.

EXCELSIOR TAX-EXEMPT FUNDS, INC.

For each of the above,

By:	/S/ J. KEVIN CONNAUGHTON
Name:	J. Kevin Connaughton
Title:	Senior Vice President, Chief Financial Officer and Treasurer

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

By:
Name:	David Bailin
Title:	President

COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

By:
Name:	David Bailin
Title:	President

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/S/ CHRISTOPHER L. WILSON
Name:	Christopher L. Wilson
Title:	Managing Director

BANC OF AMERICA INVESTMENT ADVISORS, INC.

By:
Name:	David Bailin
Title:	Senior Executive Vice President

Dated: As of July 1, 2007

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

BANC OF AMERICA FUNDS TRUST

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

COLUMBIA FUNDS INSTITUTIONAL TRUST

EXCELSIOR FUNDS TRUST

EXCELSIOR FUNDS, INC.

EXCELSIOR TAX-EXEMPT FUNDS, INC.

For each of the above,

By:	/S/ J. KEVIN CONNAUGHTON
Name:	J. Kevin Connaughton
Title:	Senior Vice President, Chief Financial Officer and Treasurer

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

By:	/S/ DAVID BAILIN
Name:	David Bailin
Title:	President

COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

By:	/S/ DAVID BAILIN
Name:	David Bailin
Title:	President

COLUMBIA MANAGEMENT ADVISORS, LLC

By:
Name:	Christopher L. Wilson
Title:	Managing Director

BANC OF AMERICA INVESTMENT ADVISORS, INC.

By:	/S/ DAVID BAILIN
Name:	David Bailin
Title:	Senior Executive Vice President

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:	/S/ MICHAEL A. JONES
Name:	Michael A. Jones
Title:	President

COLUMBIA MANAGEMENT SERVICES, INC.

By:	/S/ STEPHEN T. WELSH
Name:	Stephen T. Welsh
Title:	President